SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.  20549


                                      FORM 8-K


                   CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
                       OF THE SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported):        April 21, 2004
                                                      ____________________



Exact Name of Registrant as
  Specified in Its Charter:           CALIFORNIA AMPLIFIER, INC.
                                ___________________________________



          DELAWARE                        0-12182              95-3647070
 _____________________________          ____________         _____________
State or Other Jurisdiction of          Commission          I.R.S. Employer
Incorporation or Organization          File Number        Identification No.




Address of Principal Executive Offices:     1401 N. Rice Avenue
                                            Oxnard, CA 93030
                                           _________________________


Registrant's Telephone Number, Including
 Area Code:                                    (805) 987-9000
                                             _________________________


Former Name or Former Address,
 if Changed Since Last Report:                 Not applicable
                                             _________________________












Item 5.  Other Events and Required FD Disclosure

On April 21, 2004, the Company was served with a complaint alleging certain violations of the California labor code. Among other charges, the class action complaint alleges that from October 2000 to the present time certain hourly employees did not take their lunch break within the time period prescribed by state law. Notwithstanding that the delayed break was at the request of, and for the convenience of, the affected employees, the Company believes that it could have a liability to pay a wage premium for these delayed lunch breaks. The Company intends to defend itself vigorously against all allegations in the complaint and has established what management believes to be an appropriate reserve in the quarter ended February 28, 2004.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

    (c)  Exhibits

         99.1 Press release of the Registrant dated April 26, 2004 announcing results of operations for the quarter and fiscal year ended February 28, 2004.


Item 12. Results of Operations and Financial Condition

The information set forth in Exhibit 99.1 of this Current Report is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information set forth in Exhibit 99.1 of this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

On April 26, 2004, California Amplifier, Inc. issued an earnings release announcing its financial results for the fourth quarter and fiscal year ended February 28, 2004. A copy of the press release is attached as Exhibit 99.1.


                              SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.


                                   CALIFORNIA AMPLIFIER, INC.



     April 26, 2004	           By:   /s/ Richard K. Vitelle
    _________________                  _________________________
          Date                          Richard K. Vitelle,
                                        Vice President-Finance
                                        (Principal Financial Officer)